LIMELIGHT NETWORKS, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (the “Amendment”) is made effective as of February 23, 2016 (the “Effective Date”), by and between Limelight Networks, Inc. (the “Company”) and Robert Lento (the “Executive”).
RECITALS
A.The Company and Executive entered into that certain Employment Agreement dated as of January 22, 2013 (the “Agreement”); and
B.The Company and Executive desire to amend the Agreement to modify certain existing aspects of Executive’s employment with the Company. Defined terms used in this Amendment identified with an initial capital letter have the meaning given such terms in the Agreement.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT
1.     Severance. Section 7(b) of the Agreement is modified to read in its entirety as follows:
(b)    Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or Executive terminates voluntarily for Good Reason and the termination is in Connection with a Change of Control, then, subject to Section 8, Executive will receive: (i) continued payment of Executive’s Base Salary for the year in which the termination occurs (subject to applicable tax withholdings), for twenty four (24) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) the payment in an amount equal to 200% of Executive’s Target Annual Incentive for the year in which the termination occurs (subject to applicable tax withholdings), such amounts to be paid in accordance with the Company’s normal payroll policies over the course of twenty four (24) months; (iii) 100% of Executive’s then outstanding unvested Equity Awards will vest, and (iv) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under COBRA), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans.

2.	Full Force and Effect. To the extent not expressly amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

ROBERT A. LENTO	LIMELIGHT NETWORKS, INC.
/s/ Robert A. Lento         /s/ Sajid Malhotra
Signature    Signature
Robert A. Lento        Sajid Malhotra
Executive    Chief Financial Officer

February 24, 2016                 February 25, 2016
Date                            Date

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